UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): March 29, 1996



                       DISCOVERY TECHNOLOGIES, INC.
                       ----------------------------
          (Exact name of registrant as specified in its charter)




       KANSAS                        0-18606               36-3526027
--------------------          ---------------------    -----------------
State or other jurisdiction   Commission file number   IRS Employer
of incorporation or                                    Identification No.
organization





        24 Tejon Street, Colorado Springs, CO                80901
       ------------------------------------------------------------
        (Address of principle executive offices)        (Zip Code)



  Registrant's telephone number, including area code:    (719) 575-0503
  ----------------------------------------------------------------------



       ------------------------------------------------------------
       (Former name or former address, if changed since last report)

ITEM 1:   CHANGE IN CONTROL OF REGISTRANT
-----------------------------------------

     (a) Pursuant to the Closing on March 29, 1996 of a Definitive Agreement and Plan of Reorganization (the "Agreement"), a change in control of the Registrant occurred (the "Reorganization") in connection with the Registrant's acquisition of one hundred percent (100%) of the issued and outstanding shares of common stock of Rocky Mountain Taco, Inc., a Colorado corporation, and the Colorado Taco Corporation, a Colorado corporation, (collectively referred to as "ZuZu (registered) Colorado").

          Pursuant to the terms of the Reorganization, the Company exchanged 2,800,000 shares of its Common Stock for a combined total of 1,159,049 shares of ZuZu (registered) Colorado's issued and outstanding common stock. Additionally, warrants exercisable to acquire up to 124,000 shares of RMT common stock at an exercise price of $2.50 per share were exchanged for warrants exercisable to purchase 124,000 shares of the Company's Common Stock at an exercise price of $1.04 per share, which warrants expire December 31, 1998. For accounting purposes, the Reorganization has been accounted for as a reverse acquisition whereby Discovery was considered to have been acquired by ZuZu (registered) Colorado.

          As part of the Reorganization, the Company transferred 100% of the outstanding Common Stock of the Company's wholly-owned subsidiary, Innovative Financial Strategies, Inc. ("Innovative") to the Company's then Chairman and principal shareholder, Don McCrea-Hendrick. In conjunction with the foregoing transaction, the Company entered into a separation agreement with Mr. McCrea-Hendrick effective December 31, 1995, whereby Mr. McCrea-Hendrick resigned as President/CEO of the Company (the "Separation Agreement"). In May, 1996 Mr. McCrea-Hendrick resigned as a Director of the Company. Pursuant to the terms of the Separation Agreement, the Company and Mr. McCrea-Hendrick agreed, among other things, to release each other from all obligations under McCrea-Hendrick's employment agreement with the Company.

          As part of the Reorganization, Mr. D. William Hill was appointed Chairman/CEO and Mr. David W. Hill was made President/COO and a Director of the Company. Mr. Craig Rogers remained to serve as the Company's CFO.

          The executive officers and members of the Board of Directors of the Registrant following consummation of the Reorganization, and their respective ages and terms, are as follows:

    Name(1)            Age                     Position
    ------             ---                     --------
D. William Hill        50          Chairman, CEO, since January 1, 1996

David W. Hill         30          President, COO, Treasurer, and Director
                                   since January 1, 1996

Craig T. Rogers        34          Secretary, CFO, and Director since
                                   July, 1993


          The foregoing persons will serve in their respective capacities as officers of the Registrant until the next regular annual meeting of the Registrant's Board of Directors, and until their successors are elected and qualified.

          Information with respect the Messrs. Hill and Rogers is set forth below:

D. WILLIAM HILL

          Mr. Hill currently serves as Chairman of the Board of Directors and CEO of the Company. From July 1994 until December 31, 1995 Mr. Hill was Chairman and Director of Rocky Mountain Taco, Inc. and Colorado Taco Corporation. Prior to this, he spent 21 years in the semiconductor industry. From October 1990 until July 1994 he served as Chief Operating Officer and Executive Vice President of Simtek Corp., and was involved in Simtek's initial and secondary public stock offerings. Mr. Hill was employed by United Technologies as Wafer Fab Manager from June 1989 through October 1990. He was employed by Advanced Micro Devices from July 1987 until June 1989 as Engineering Manager and held various positions at Texas Instruments from June 1973 until July 1987. Mr. Hill received a Bachelor of Science Degree in Mathematics from Texas A&M, West Texas in 1973.

DAVID W. HILL

          Mr. Hill currently serves as President, Treasurer, and Director of the Company. From March 1993 until December 31, 1995, Mr. Hill was President, Treasurer and Director of Rocky Mountain Taco, Inc. and Colorado Taco Corporation. During this tenure, Mr. Hill built the first ZuZu (registered) Handmade Mexican Food restaurant outside of Dallas, Texas and secured the development rights for the state of Colorado. Additionally, Mr. Hill orchestrated the development, construction, and introduction of four additional ZuZu (registered) Handmade Mexican Food restaurants in the state of Colorado. Mr. Hill has been instrumental in the evolution of the ZuZu (registered) concept by developing a number of unique product offerings and promotions. From August 1992 to January 1994, Mr. Hill was a partner in a financial services company offering mortgage consulting, property assessment, investment strategies, and mortgage financing services. From August 1989 to August 1992, Mr. Hill served as a corporate officer of NationsBank coordinating the nationwide consolidation of banking institutions as well as developing, tracking and coordinating retail home mortgage lending practices. Mr. Hill received an MBA in August 1989 from Baylor University's Hankamer School of Business (ATTENDED ON FULL ACADEMIC SCHOLARSHIP) and a BS in Economics from Texas Tech University in 1987. From 1982 to 1989, Mr. Hill developed a significant background in the food services industry serving as a head-waiter, chef, and restaurant manager. Mr. Hill will appear at the upcoming NATION'S RESTAURANT NEWS MUFSO (Multi-Unit Food Service Operators) convention to speak on "Managing Growth".

CRAIG T. ROGERS

          Mr. Rogers has been a Director and officer of the Company since July, 1993. Mr. Rogers had been Chief Executive Officer, President and Director of Intelligent Financial Corporation from June 30, 1991 until its merger with Cell Robotics on February 23, 1995. Mr. Rogers was Chief Operating Officer of Rockies Fund, Inc., a Colorado business development company, from July, 1993, to October 1, 1996. Mr. Rogers also serves as Chief Financial Officer, Secretary/Treasurer, and Director of Cell Robotics International, Inc., a developer and manufacturer of scientific and medical laser products. From April 1988 to June 1991, he served as Chief Financial Officer for DMA Computer Solutions, a general partnership operating four Connecting Point franchise stores. He served as President of DMA Financial Corporation from inception until its merger into Intelligent Financial Corp. in September, 1991. Previously, Mr. Rogers was Assistant Vice-President of Century Bank and he was a Commercial Loan Officer with Colorado National Bank - Exchange in Colorado Springs, Colorado. Mr. Rogers received a Bachelor of Arts Degree in Business/Economics from Colorado College in 1984. He was a Boettcher Scholar, graduated summa cum laude, Phi Beta Kappa and co-valedictorian.

EMPLOYMENT CONTRACTS

          A written employment agreement with Mr. Rogers provides for the payment of a base salary of $36,000 per year as well as the payment of incentive compensation conditioned upon the Company achieving certain minimum thresholds of after-tax net income. The Employment Agreement also grants to Mr. Rogers the right to receive salary continuation for a period of three (3) years in the event the Company terminates the Agreement without cause prior to its expiration. The agreement expires December 31, 1996.

          No employment contracts exist between the Company and Messieurs
Hill.

BENEFICIAL SHAREHOLDERS

          The following table sets forth, as of the date of the Report, the stock ownership of (i) each person known by the Company to be the beneficial owner of five (5%) percent or more of the Company's Common Stock, (ii) all Directors individually, (iii) all Officers, individually, and (iv) all Directors and Officers as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.

      NAME & ADDRESS                 SHARES BENEFICIALLY OWNED
                                     -------------------------
   OF BENEFICIAL OWNER              NUMBER              PERCENT
------------------------            ------              -------
OFFICERS, DIRECTORS AND
PRINCIPAL SHAREHOLDERS
----------------------

Don McCrea-Hendrick(2)              334,987              8.7%
75 Capilano Dr.
Novato, CA 94949

Craig T. Rogers(3)                  133,131              3.5%
4465 Northpark Drive
Colorado Springs, CO 80907


D. William Hill                     678,849              18.1%
24 Tejon Street
Colorado Springs, CO 80901

David W. Hill                       487,064              13.0%
24 Tejon Street
Colorado Springs, CO 80901

Fred M. Seed Annuity Trust(4)       646,596              16.9%
One Citizens Plaza
Providence, RI 02903

Deborah Salzman(5)                  257,650              6.9%
538 Garden Of The Gods Road
Colorado Springs, CO 80907

All current Directors and
Officers as a group (3 persons)    1,291,044             33.6%

---------------
     (1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of October 1, 1996, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

     (2) Includes Common Stock Purchase Warrants exercisable to acquire up to 95,833 shares of Common Stock at an exercise price of $3.00 per share.

     (3) Includes 5,804 shares owned by Mr. Rogers personally; and 24,327 shares owned of record by R.O.I., Inc., a Colorado corporation of which Mr. Rogers is an officer, director and fifty percent shareholder. Also includes Common Stock Purchase Warrants exercisable to acquire up to 90,000 shares of Common Stock at an exercise price of $1.00 per share, and Common Stock Purchase Warrants exercisable to acquire up to 5,000 additional shares of Common Stock at an exercise price of $3.00 per share. Includes Common Stock Purchase Warrants exercisable to acquire up to 8,000 shares of Common Stock at an exercise price of $1.04 per share owned of record by R.O.I., Inc. Mr. Rogers disclaims beneficial ownership of fifty percent (50%) of the shares and warrants owned by R.O.I., Inc. for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

     (4) Includes Common Stock Purchase Warrants exercisable to acquire up to 80,000 shares of Common Stock at an exercise price of $1.04 per share.

     (5)  Includes 48,316 shares jointly owned with her husband, Harry
Salzman.

ITEM 2:   ACQUISITION OR DISPOSITION OF ASSETS
-----------------------------------------------

     (a)  Acquisition
          -----------

          As more fully set forth in Item 1 above, on March 29, 1996 the Registrant consummated the reverse acquisition of Rocky Mountain Taco, Inc., a Colorado corporation, and the Colorado Taco Corporation, a Colorado corporation.

          The acquisition was structured in a manner calculated to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal
Revenue Code of 1986, as amended.   Pursuant to the terms of the
Reorganization, the Company exchanged 2,800,000 shares of its Common Stock for a combined total of 1,159,049 shares of ZuZu (registered) Colorado's issued and outstanding shares of Common Stock, which shares constituted one hundred percent (100%) of the issued and outstanding shares of RMT and CTC on the effective date of the Reorganization. Additionally, warrants exercisable to acquire up to 124,000 shares of RMT common stock at an exercise price of $2.50 per share were exchanged for warrants exercisable to purchase 124,000 shares of the Company's Common Stock at an exercise price of $1.04 per share, which warrants expire December 31, 1998. For accounting purposes, the Reorganization has been accounted for as a reverse acquisition whereby Discovery was considered to have been acquired by ZuZu (registered) Colorado.

          ZuZu (registered) Colorado maintains its principal offices in
Colorado Springs, Colorado.   The Company is the exclusive developer and
operator of ZuZu (registered) Handmade Mexican Food in the state of Colorado. ZuZu (registered), Inc. is a Dallas, Texas based franchisor of ZuZu (registered) Handmade Mexican Food restaurants. RMT and CTC collectively hold the exclusive traditional and non-traditional development rights to ZuZu (registered) Handmade Mexican Food restaurants for the state of Colorado and are today, collectively, the largest ZuZu (registered) franchisee. As of the date of this report, RMT and CTC collectively operate five ZuZu (registered) restaurants.

     (b)  Disposition
          -----------

          As more fully set forth in Item 1 above, and as part of the Reorganization, the Company transferred 100% of the outstanding Common Stock of the Company's wholly-owned subsidiary, Innovative Financial Strategies, Inc. ("Innovation") to Don McCrea-Hendrick.

          As consideration for the transfer, Mr. McCrea-Hendrick returned to the Company 126,221 shares of the Company's Common Stock. In addition, Mr. McCrea-Hendrick forgave $175,000 in past due salary obligations. Innovative and Mr. McCrea-Hendrick also assumed and agreed to pay all of the outstanding liabilities and obligations of the Company which were incurred and/or accrued prior to January 1, 1996, save and except for $52,000 of liabilities which were retained by the Company. As further consideration, the Company granted Mr. McCrea-Hendrick options exercisable to acquire up to 85,833 shares of the Company's common stock at an exercise price of $3.00 per share.

ITEM 7:   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
-------------------------------------------------------------------
          EXHIBITS
          --------
          (a)  Financial Statements
               --------------------

               (i) Filed herewith are the Report of Independent Certified Public Accountants; the audited Balance Sheets as of December 31, 1993, 1994 and 1995; the audited Statements of Operations for the period November 3, 1993 (inception) through December 31, 1993 and for the years ended December 31, 1994 and 1995; the audited Statements of Stockholder's Equity for the period November 3, 1993 (inception) through December 31, 1993 and for the years ended December 31, 1994 and 1995; and the audited Statements of Cash Flows for the period November 3, 1993 (inception) through December 31, 1993 and for the years ended December 31, 1994 and 1995, of Rocky Mountain Taco, Inc., together with the notes thereto.

               (ii) Filed herewith are the Report of Independent Certified Public Accountants; the audited Balance Sheets as of December 31, 1994 and 1995; the audited Statements of Operations for the period November 23, 1994 (inception) through December 31, 1994 and for the year ended December 31, 1995; the audited Statements of Stockholder's Equity for the period November 23, 1994 (inception) through December 31, 1994 and for the year ended December 31, 1995; and the audited Statements of Cash Flows for the period November 23, 1994 (inception) through December 31, 1994 and for the year ended December 31, 1995, of The Colorado Taco Corporation, together with the notes thereto.

          (b)  ProForma Combined, Condensed Financial Information
               --------------------------------------------------

               Filed herewith are the unaudited ProForma Combined Condensed Financial Information of Discovery Technologies, Inc. ("DTI"), Rocky Mountain Taco, Inc. ("RMT") and The Colorado Taco Corporation ("CTC"), (RMT and CTC shall collectively be referred to as "ZuZu (registered) Colorado"), consisting of the unaudited proforma combined, condensed Balance Sheet for DTI and ZuZu (registered) Colorado as of December 31, 1995; unaudited proforma combined, condensed Statements of Operations for DTI and ZuZu (registered) Colorado for the year ended December 31, 1995; unaudited proforma combined, condensed Statements of Cash Flows for DTI and ZuZu (registered) Colorado as of December 31, 1995, with adjustments.

                         FINANCIAL STATEMENTS AND
                           REPORT OF INDEPENDENT
                       CERTIFIED PUBLIC ACCOUNTANTS

                         ROCKY MOUNTAIN TACO, INC.

                     DECEMBER 31, 1993, 1994 and 1995

                              C O N T E N T S

                                                            Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS            3

FINANCIAL STATEMENTS

    BALANCE SHEETS                                            4

    STATEMENTS OF OPERATIONS                                  6

    STATEMENTS OF STOCKHOLDER'S EQUITY                        7

    STATEMENTS OF CASH FLOWS                                  8

    NOTES TO FINANCIAL STATEMENTS                            11

            Report of Independent Certified Public Accountants
            --------------------------------------------------

Board of Directors
Rocky Mountain Taco, Inc.

We have audited the accompanying balance sheets of Rocky Mountain Taco, Inc. as of December 31, 1993, 1994 and 1995, and the related statements of operations, stockholder's equity, and cash flows for the period November 3, 1993 (inception) through December 31, 1993 and the years ended December 31, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rocky Mountain Taco, Inc. as of December 31, 1993, 1994 and 1995, and the results of its operations and its cash flows for the period November 3, 1993 (inception) through December 31, 1993 and the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $1,878, $96,598 and $285,128 for the period November 3, 1993 (inception) through December 31, 1993 and for the years ended December 31, 1994 and 1995, respectively, and has significant debt service requirements and restaurant development obligations as of December 31, 1995. The Company's ability to generate sufficient cash flows to meet these obligations, as discussed in Note B, cannot be determined at this time. These uncertainties raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Colorado Springs, Colorado
April 23, 1996, except notes
  J and L which are April 30, 1996

                         Rocky Mountain Taco, Inc.
                              BALANCE SHEETS
                               December 31,

                                       1993          1994          1995
                                     --------      --------      --------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents
    (inclusive of certificates
    of deposits) (note A3)           $202,827      $ 47,760       $ 41,577
  Receivable -
    related party (note I)               -            6,453           -
  Inventories (notes A4 and C)           -            5,004         10,355
  Prepaid expenses                       -            1,500          2,278
                                  -----------   -----------    -----------
Total current assets                  202,827        60,717         54,210
                                  -----------   -----------    -----------

PROPERTY AND EQUIPMENT, AT COST
  (notes A5, D and E)
    Leasehold improvements              3,391       166,879        362,011
    Furniture and fixtures               -           31,062         38,445
    Equipment                           6,495       219,363        305,172
                                  -----------   -----------    -----------
                                        9,886       417,304        705,628
  Less accumulated depreciation
    and amortization                       90        23,876        113,244
                                  -----------   -----------    -----------
                                        9,796       393,428        592,384
                                  -----------   -----------    -----------
OTHER ASSETS
  Franchise fees - at cost, less
    accumulated amortization of
    $0 in 1993, $1,333 in 1994 and
    $2,833 in 1995 (note A6)           15,000        21,167         34,667
  Development rights - at cost,
    less accumulated amortization
    of $0 in 1993, $5,000 in 1994
    and $10,000 in 1995 (note A6)      75,000        70,000         65,000
  Organizational costs - at cost,
    less accumulated amortization
    of $40 in 1993, $1,006 in 1994
    and $2,210 in 1995 (note A6)        3,045         5,007          5,795
  Deposits                              3,052        13,853         42,746
  Prepaid expenses                       -            7,266         11,502
                                     --------      --------       --------
                                       96,097       117,293        159,710
                                     --------      --------       --------
     Total assets                    $308,720      $571,438       $806,304
                                     ========      ========       ========
The accompanying notes are an integral part of these statements.

                         Rocky Mountain Taco, Inc.
                              BALANCE SHEETS
                               December 31,
                                (Continued)

                                       1993          1994          1995
                                     --------      --------      --------

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Current maturities of
    long-term debt (note E)          $   -        $ 30,505      $  32,359
  Current portion of leases
    payable (note F)                     -          21,052         37,015
  Note payable (note D)                  -             -           30,000
  Accounts payable                       598        87,660         86,505
  Salaries                               -           8,970          8,903
  Franchise fees                         -             -           15,000
  Royalties                              -           2,805            -
  Related party payable
    (note I)                             -             -              225
  Other                                  -           3,399          6,765
                                     --------      --------       --------
     Total current liabilities           598       154,391        216,772
                                     --------      --------       --------
LONG-TERM DEBT, less current
  maturities (note E)                    -           2,879        259,100
                                     --------      --------       --------
LEASES PAYABLE, less current
  portion (note F)                       -         112,644        159,036
                                     --------      --------       --------
COMMITMENTS (notes F and K)              -             -             -
                                     --------      --------       --------
STOCKHOLDER'S EQUITY (note J)
  Common stock - authorized,
    1,000,000 shares of no par
    value; issued, 481,429 shares
    in 1993, 571,429 shares in
    1994 and 695,429 shares
    in 1995                          310,000       400,000        555,000
  Accumulated deficit                 (1,878)      (98,476)      (383,604)
                                     --------      --------       --------
                                     308,122       301,524        171,396
                                     --------      --------       --------
     Total liabilities and
       stockholder's equity          $308,720     $571,438      $ 806,304
                                     ========     =========
==========

                         Rocky Mountain Taco, Inc.
                         STATEMENTS OF OPERATIONS

                                  Period
                             November 3, 1993
                            (inception) through   Year ended December 31,
                                                 ------------------------
                             December 31, 1993       1994         1995
                            -------------------    --------     --------
Net sales                           $   -         $383,658      $ 951,487

Cost of sales                           -          295,596        771,658
                                     --------      --------       --------
Gross margin                            -           88,062        179,829

Operating expenses
  General and administrative           1,878       177,611        415,047
                                     --------      --------       --------
Loss from operations                  (1,878)      (89,549)      (235,218)
                                     --------      --------       --------
Other income (expenses)
  Interest income                       -              -              269
  Interest expense                      -           (7,049)       (50,179)
                                     --------      --------       --------
Total other expenses, net                -          (7,049)       (49,910)
                                     --------      --------       --------
Net loss                            $ (1,878)     $(96,598)     $(285,128)
                                    =========     =========     ==========



The accompanying notes are an integral part of these statements.

                         Rocky Mountain Taco, Inc.
                    STATEMENTS OF STOCKHOLDER'S EQUITY
                For the period November 3, 1993 (inception)
               through December 31, 1993 and the years ended
                        December 31, 1994 and 1995
                                Common Stock       Accumulated
                             ------------------
                              Shares     Amount      Deficit       Total
                             --------   --------  ------------   ---------
Balance November 3, 1993         -      $    -     $      -     $     -
Sale of common stock          481,429     310,000         -        310,000
Net loss for the period
  November 3, 1993
  (inception) through
  December 31, 1993              -           -         (1,878)     (1,878)
                            ---------   ---------    ---------   ---------
Balance December 31, 1993     481,429     310,000      (1,878)     308,122

Sale of common stock           90,000      90,000         -         90,000
Net loss for the year
  ended December 31, 1994        -           -        (96,598)    (96,598)
                            ---------   ---------    ---------   ---------
Balance December 31, 1994     571,429     400,000     (98,476)     301,524

Sale of common stock          124,000     155,000         -        155,000
Net loss for the year
  ended December 31, 1995        -           -       (285,128)   (285,128)
                            ---------   ---------    ---------   ---------
Balance December 31, 1995     695,429    $555,000   $(383,604)   $ 171,396
                            =========   =========   ==========   =========


The accompanying notes are an integral part of these statements.

                         Rocky Mountain Taco, Inc.
                         STATEMENTS OF CASH FLOWS
                                       Period
                                     Nov. 3, 1993
                                     (inception)          Year ended
                                                          ----------
                                       through              Dec. 31,
                                                          ----------
                                    Dec. 31, 1993       1994      1995
                                   ---------------    --------  --------
Increase (decrease) in cash
  and cash equivalents

Cash flows from operating activities
    Net loss                          $  (1,878)   $ (96,598)   $(285,128)
    Adjustments to reconcile
      net loss to net cash provided by
      (used in) operating activities:
        Depreciation and amortization       130       31,085       97,072
        Change in assets and liabilities
          Increase in inventories           -         (5,004)      (5,351)
          Increase in prepaid expenses      -         (8,766)      (5,014)
          Increase (decrease) in accounts
            payable                         -         87,062       (1,155)
          Increase in accrued and other
            liabilities                     -         15,174          494
                                      ----------   ----------   ----------

        Net cash provided by (used in)
          operating activities           (1,748)      22,953     (199,082)
                                      ----------   ----------   ----------
Cash flows from investing activities
    Acquisition of property
      and equipment                      (9,886)    (266,968)    (207,538)
    Payments of franchise fees          (15,000)      (7,500)         -
    Payments of development rights      (75,000)         -            -
    Payments of organizational costs     (2,487)      (2,928)      (1,767)
    Increase in deposits                 (3,052)     (10,801)     (28,893)
    (Increase) decrease in related
      party receivable                      -         (6,453)       6,453
                                      ----------   ----------   ----------
        Net cash used in investing
          activities                   (105,425)    (294,650)    (231,745)
                                      ----------   ----------   ----------
Cash flows from financing activities
    Proceeds on long-term debt              -         33,851      277,754
    Principal payments on long-term
      debt                                  -           (467)     (19,679)
    Proceeds from note payable              -            -         30,000
    Principal payments on capital leases    -         (6,754)     (18,431)
    Proceeds from issuance of
      common stock                      310,000       90,000      155,000
                                      ----------   ----------   ----------
        Net cash provided by
          financing activities          310,000      116,630      424,644
                                      ----------   ----------   ----------

                         Rocky Mountain Taco, Inc.
                         STATEMENTS OF CASH FLOWS
                                (Continued)

                                       Period
                                     Nov. 3, 1993
                                     (inception)          Year ended
                                                          ----------
                                       through              Dec. 31,
                                                          ----------
                                    Dec. 31, 1993       1994      1995
                                   ---------------    --------  --------

        Net increase (decrease)
          in cash and cash
          equivalents                   202,827     (155,067)      (6,183)

Cash and cash equivalents at
  beginning of period                       -        202,827       47,760
                                      ----------   ----------   ----------
Cash and cash equivalents at
  end of period                       $ 202,827    $  47,760    $  41,577
                                      ==========   ==========   ==========

Cash paid during the year
  for interest:                       $     -      $   7,050    $  48,375
                                      ==========   ==========   ==========


The accompanying notes are an integral part of these statements.

                         Rocky Mountain Taco, Inc.
                   STATEMENTS OF CASH FLOWS - CONTINUED

Noncash investing and financing activities:

As of December 31, 1993, organizational costs of $598 have been accrued and are included in accounts payable in the balance sheet.

During 1994, the Company acquired $140,450 of equipment through capital leases.

As of December 31, 1995, franchise fees of $15,000 have been accrued and are included in franchise fees payable in the balance sheet. Additionally, $225 of organizational costs was paid by a related party (note I) and the related payable is included in related party payables as of December 31, 1995. Also during 1995, the Company acquired $80,786 of equipment through capital leases.

                         Rocky Mountain Taco, Inc.
                       NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

1.   NATURE OF OPERATIONS

The Company, a Colorado corporation, is the franchisee of three ZuZu Handmade Mexican Food restaurants, two of which are in Colorado Springs, Colorado and the third is located in Boulder, Colorado. In January 1996, a fourth restaurant was opened which is located in Colorado Springs.
Under the terms of a 1993 development agreement with the franchiser, the Company has the right and obligation to develop a total of ten restaurants within the Colorado counties of El Paso, Boulder and Larimer.

Revenues of the Company are derived principally from the sale of freshly-prepared, authentic, handmade Mexican food and other products in quick-service restaurants under the mark ZuZu Mexican Food.

Effective December 31, 1995, under the terms of an agreement and plan of reorganization, 100% of the Company's outstanding common stock was acquired by Discovery Technologies, Inc. in exchange for 1,680,000 shares of common stock of Discovery Technologies, Inc., a public company (note
J).

2.   USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

4.   INVENTORIES

Inventories are stated at the lower of cost or market; cost is determined using the first-in, first-out method.

                         Rocky Mountain Taco, Inc.
                       NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

5.   PROPERTY, PLANT AND EQUIPMENT

Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, either five or seven years, using the straight-line method. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

6.   DEVELOPMENT RIGHTS, FRANCHISE FEES, AND ORGANIZATIONAL COSTS

Development rights and franchise fees paid to the franchisor (ZuZu Franchising Corporation) are stated at cost less amortization computed on the straight-line method principally over fifteen years. Organizational costs are stated at cost less amortization computed on the straight-line method principally over five years.

The franchise agreements have an initial term of ten years with an option by the franchisee to renew the franchise for an additional ten years subject to compliance with the franchise agreement's terms. Upon termination of the franchise agreement, all rights granted under the agreement shall terminate.

7.   Income taxes

The Company follows the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Taxes are provided on all revenue and expense items included in the statement of operations, regardless of the period in which such items are recognized for income tax purposes, except for items representing a permanent difference between pretax accounting income and taxable income.

NOTE B - GOING CONCERN

The Company's continued existence as a going concern is ultimately dependent upon its ability to generate sufficient cash flows to meet operating requirements, debt service requirements and restaurant development obligations (notes A1, K and L). Management believes that its marketing plan will produce increased revenues in fiscal 1996 which will improve cash flow from operations. Additionally, the Company's parent, Discovery Technologies, Inc. (note J) plans to raise additional capital

                         Rocky Mountain Taco, Inc.
                       NOTES TO FINANCIAL STATEMENTS

NOTE B - GOING CONCERN - Continued

through a contemplated public offering of common stock in 1996 and interim financing through short-term financing prior to the public offering which will be used in part to support the operations and meet the commitments of the Company.

NOTE C - INVENTORIES

     Inventories consist of the following as of December 31,

                                  1993           1994           1995
                                --------       --------       --------
      Food items               $   -          $  2,502       $  4,703
      Beverages                    -               431          1,539
      Finished products            -               448          1,044
      Other                        -             1,623          3,069
                               --------       --------       --------

                               $   -          $  5,004       $ 10,355
                               ========       ========       ========

NOTE D - NOTE PAYABLE

The Company entered into a $30,000 revolving line of credit with a bank in 1995 which was originally due March 30, 1996. Subsequent to December 31, 1995 the line of credit was extended until September 30, 1996. Interest is payable monthly beginning October 30, 1995 at 2.25% over the bank's current index rate. The line of credit is collateralized by equipment, general intangibles and fixtures and is guaranteed by certain stockholders of the Company. As of December 31, 1995, $30,000 was outstanding on the line of credit and the interest rate was 10.75%.

                         Rocky Mountain Taco, Inc.
                       NOTES TO FINANCIAL STATEMENTS

NOTE E - LONG-TERM DEBT

     Long-term debt consists of the following as of December 31,:

                                            1993      1994       1995
                                          --------  --------   --------

Note payable to a bank, guaranteed by
  the U.S. Small Business Administration,
  principal and interest of $4,981
  payable monthly, interest (11.00%
  as of December 31, 1995) at 2.25%
  above lowest New York prime, due
  February 2002,collateralized by
  leasehold improvements, equipment,
  machinery and inventory, guaranteed
  by certain stockholders                $   -        $   -      $281,377

Note payable to a bank,interest only
  monthly payments beginning October
  1994, principal payable monthly at
  $2,500 per month beginning December
  1994, interest at 3.00% over prime,
  collateralized by equipment,
  machinery and inventory, guaranteed
  by certain stockholders                    -         30,000         -

Notes payable to a financing corporation,
  principal and interest payable monthly
  at $81 per month as of December 31,
  1994 and at $246 per month as of
  December 31, 1995, interest rates from
  9.50% - 10.20%, due through July 2000,
  collateralized by equipment                -          3,384      10,082
                                       ----------   ----------  ----------
                                             -         33,384     291,459
Less current maturities                      -        (30,505)    (32,359)
                                       ----------   ----------  ----------

                                         $   -        $  2,879    $259,100
                                       ==========   ==========    ==========

                         Rocky Mountain Taco, Inc.
                       NOTES TO FINANCIAL STATEMENTS

NOTE E - LONG-TERM DEBT - Continued

Aggregate maturities of long-term debt are as follows as of December 31, 1995:

      Year ending
      December 31,
      ------------
      1996                               $ 32,359
      1997                                 36,081
      1998                                 40,230
      1999                                 44,617
      2000                                 47,774
      Thereafter                           90,398
                                         --------
      Total                              $291,459
                                         ========

NOTE F - LEASES

The Company conducts its operations in leased facilities under noncancelable operating leases expiring at various dates through January 2016. At the end of the lease terms, most of the leases are renewable for additional periods of up to ten years. The rental payments for several of the leases are based on a minimum annual rental plus a percentage of sales in excess of specified amounts. Additionally, certain signage and other equipment is leased under noncancelable operating leases expiring at various dates through December 2000. Most of such leases have provisions which allow for the continuation of such leases at the option of the Company.

                         Rocky Mountain Taco, Inc.
                       NOTES TO FINANCIAL STATEMENTS

NOTE F - LEASES - Continued

The minimum rental commitments under operating leases are as follows as of December 31, 1995:

      Year ending
      December 31,
      ------------
      1996                       $  188,618
      1997                          190,448
      1998                          192,407
      1999                          185,944
      2000                          106,196
      Thereafter                  1,495,545
                                 ----------
                                 $2,359,158
                                 ==========

Rental expense for all operating leases for the period from November 3, 1993 (inception) through December 31, 1993 and for the years ended December 31, 1994 and 1995 is as follows:

                                       1993      1994       1995
                                     --------  --------   --------
      Minimum rentals              $   -      $ 37,447   $137,322
                                   ========   ========   ========

No contingent rentals have been paid through December 31, 1995.

The Company also leases certain equipment under five year capital leases with expiration dates through June 2000. Equipment under capital leases as of December 31, 1994 and 1995 was $140,450 and $221,236, respectively, with accumulated amortization of $10,612 and $51,221, respectively. Commitments under capital leases are as follows as of December 31, 1995:

                         Rocky Mountain Taco, Inc.
                       NOTES TO FINANCIAL STATEMENTS

NOTE F - LEASES - Continued

      Year ending
      December 31,
      ------------
      1996                                              $ 64,763
      1997                                                64,763
      1998                                                64,763
      1999                                                50,961
      2000                                                19,955
                                                        ---------
      Total minimum lease payments                       265,205
      Less amount representing interest                  (69,154)
      Current portion of capital lease
        obligations                                      (37,015)
                                                        ---------
      Present value of long-term obligations
        under capital leases                            $159,036
                                                        =========

NOTE G - INCOME TAXES

Deferred tax assets consist of the following as of December 31,:

                                       1993      1994       1995
                                     --------  --------   --------
Deferred tax assets:
  Net operating loss               $   -     $ 10,940  $  99,450
  Leasehold improvements
    amortization                       -        1,040      7,540
  Pre-opening cost amortization        734     26,425     42,648
                                 ---------- ---------- ----------
                                       734     38,405    149,638
      Less valuation allowance        (734)   (38,405)  (149,638)
                                 ---------- ---------- ----------
      Net deferred tax assets    $     -    $     -   $      -
                                 ========== ========== ==========


     The Company has a net operating loss carryforward of $255,000 as of December 31, 1995 that expires through 2010.

                         Rocky Mountain Taco, Inc.
                       NOTES TO FINANCIAL STATEMENTS

NOTE H - FINANCIAL INSTRUMENTS

Included below is information about estimated fair values of financial instruments as required by FASB Statement 107. Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that statement and does not purport to represent the aggregate net fair value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value.

CASH AND CASH EQUIVALENTS

The balance sheet carrying amount approximates fair value because of the short maturity of these instruments.

LONG-TERM DEBT

It is the opinion of management that the carrying value of long-term debt approximates fair value.

NOTE I - RELATED PARTY TRANSACTIONS

The Chief Executive Officer and the President of the Company are each partners of D&D Enterprises, owner of 171,429 shares of the Company's common stock prior to the acquisition by Discovery Technologies, Inc. (Discovery) (note J). D&D Enterprises also owned 50% of The Colorado Taco Corporation's common stock prior to the acquisition by Discovery. The Colorado Taco Corporation is a Colorado corporation and franchisee of one ZuZu Handmade Mexican Food restaurant in Denver, Colorado. D&D Enterprises had management contracts with both the Company and The Colorado Taco Corporation for management services performed by these individuals prior to December 31, 1995. For the year ended December 31, 1995, the Company paid D&D Enterprises $39,000 related to the management contract.

As of December 31, 1994, the Company had a receivable from The Colorado Taco Corporation of $6,453 relating to certain of The Colorado Taco Corporation's costs paid by the Company. The expenses included legal fees, architectural fees, and lease expense. As of December 31, 1995, the Company had a payable to The Colorado Taco Corporation for $225 for legal fees paid by The Colorado Taco Corporation for the Company's expense.

                         Rocky Mountain Taco, Inc.
                       NOTES TO FINANCIAL STATEMENTS

NOTE J - REORGANIZATION

Pursuant to the terms of an agreement and plan of reorganization made and entered into effective December 31, 1995, by and between the Company, Discovery Technologies, Inc., (Discovery) (a Kansas corporation) and The Colorado Taco Corporation (CTC), Discovery acquired all of the issued and outstanding shares of common stock of the Company and CTC in exchange for 2,800,000 shares of common stock of Discovery, split 1,680,000 shares to Company stockholders and 1,120,000 shares to CTC stockholders. Also, 124,000 warrants to purchase the Company's common stock at $2.50 per share, issued during 1995, were exchanged by the holders for warrants to purchase Discovery voting common stock for $1.04 per share. The Discovery warrants expire on December 31, 1998.

Additionally, a consent to reorganization agreement was entered into on April 30, 1996 (note L) whereby ZuZu Franchising Corporation (franchiser) approved of the acquisition. Terms of the consent to reorganization agreement provide for the payment by the Company, Discovery and CTC, to the franchiser of $75,000 of development rights and $45,000 of franchise fees, of which, $7,500 has been accrued by the Company as of December 31, 1995 with the remaining $112,500 accrued by CTC as of December 31, 1995.

NOTE K - COMMITMENTS

Under the terms of the development agreement discussed in note A1, the Company has the right and obligation to develop ten restaurants within the geographic area and development period prescribed within the agreement.

Failure by the Company to adhere to the development schedule set forth in the agreement shall constitute a material event of default under the agreement which could result in automatic termination of all rights granted therein. However, no default under the agreement shall constitute a default under any franchise agreement between the parties unless the default is also a default under the terms of such franchise agreement.

                         Rocky Mountain Taco, Inc.
                       NOTES TO FINANCIAL STATEMENTS

NOTE L - SUBSEQUENT EVENTS

As part of the consent to reorganization agreement discussed in note J, the parties also agreed to the following:

     - Payment of the development rights and franchise fees of $120,000 discussed in note J will be made pursuant to a promissory note issued in favor of the franchiser in the principal amount of $120,000 and dated April 30, 1996 with Discovery, CTC and the Company as co-makers of the note. The note is due September 1, 1996 with interest payable monthly at 8.25%.

     - Extension of the development schedules in the development agreements of CTC and the Company (note K) to include the development of thirty-one restaurants by the Company and CTC through December 31, 1998.

                         FINANCIAL STATEMENTS AND
                           REPORT OF INDEPENDENT
                       CERTIFIED PUBLIC ACCOUNTANTS

                       THE COLORADO TACO CORPORATION

                        DECEMBER 31, 1994 AND 1995

                              C O N T E N T S

                                                            Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS            3

FINANCIAL STATEMENTS

    BALANCE SHEETS                                            4

    STATEMENTS OF OPERATIONS                                  6

    STATEMENTS OF STOCKHOLDER'S EQUITY                        8

    STATEMENTS OF CASH FLOWS                                  9

    NOTES TO FINANCIAL STATEMENTS                            10

            Report of Independent Certified Public Accountants
            --------------------------------------------------

Board of Directors
The Colorado Taco Corporation

We have audited the accompanying balance sheets of The Colorado Taco Corporation as of December 31, 1994 and 1995, and the related statements of operations, stockholder's equity, and cash flows for the period November 23, 1994 (inception) through December 31, 1994 and the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Colorado Taco Corporation as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the period November 23, 1994 (inception) through December 31, 1994 and for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $2,970 and $155,142 for the period November 23, 1994 (inception) through December 31, 1994 and for the year ended December 31, 1995, respectively, and has significant debt service requirements and restaurant development obligations as of December 31, 1995. The Company's ability to generate sufficient cash flows to meet these obligations, as discussed in Note B, cannot be determined at this time. These uncertainties raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Colorado Springs, Colorado
April 10, 1996, except notes I and
  K which are April 30, 1996

                       The Colorado Taco Corporation
                              BALANCE SHEETS
                               December 31,
                                            1994                1995
                                          --------            --------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents (note A3)    $ 401,090           $  89,702
  Receivable - related party (note H)         -                    225
  Inventories (notes A4, C and D)             -                  3,764
  Prepaid expenses                            -                  4,615
                                        ----------          ----------
Total current assets                       401,090              98,306
                                        ----------          ----------
PROPERTY AND EQUIPMENT, AT COST
(notes A5 and D)
  Furniture and fixtures                      -                  6,679
  Equipment                                   -                 64,043
  Leasehold improvements                     1,518             243,296
                                        ----------          ----------
                                             1,518             314,018

Less accumulated depreciation and
  amortization                                  76              25,864
                                        ----------          ----------
                                             1,442             288,154
                                        ----------          ----------
OTHER ASSETS
  Development rights - at cost,
    less accumulated amortization
    of $1,167 n 1994 and $12,625
    in 1995 (note A6)                       28,833             174,875
  Franchise fees - at cost, less
    accumulated amortization of $0 in
    1994 and $2,458 in 1995 (note A6)         -                 35,042
  Organizational costs - at cost, less
    accumulated amortization of $0 in
    1994 and $441 in 1995 (note A6)          2,118               2,636
  Loan costs - at cost, less accumulated
    amortization of $0 in 1994 and $98
    in 1995 (note A6)                         -                 11,650
  Deposits                                    -                  6,121
                                        ----------          ----------
                                            30,951             230,324
                                        ----------          ----------
     Total assets                        $ 433,483           $ 616,784
                                        ==========          ==========

                       The Colorado Taco Corporation
                              BALANCE SHEETS
                               December 31,
                                (Continued)

                                            1994                1995
                                          --------            --------

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Current maturities of long-term
    debt (note D)                       $    -              $  34,332
  Accounts payable                           -                 32,366
  Development and franchise fees
    payable (note I)                         -                112,500
  Related party payables (note H)          36,453                 -
  Refunds payable                          25,000                 -
  Other                                      -                 10,616
                                        ----------          ----------
     Total current liabilities             61,453             189,814
                                        ----------          ----------
LONG-TERM DEBT, less current
  maturities(note D)                         -                210,082
                                        ----------          ----------
COMMITMENTS (notes E and J)                  -                   -
                                        ----------          ----------
STOCKHOLDER'S EQUITY (note I)
  Common stock - authorized,
    10,000,000 shares without
    par value; issued and
    outstanding, 463,620 shares           375,000             375,000
  Accumulated deficit                      (2,970)           (158,112)
                                        ----------          ----------
                                          372,030             216,888
                                        ----------          ----------
     Total liabilities and
       stockholder's equity             $ 433,483           $ 616,784
                                        ==========          ==========

The accompanying notes are an integral part of these statements.

                       The Colorado Taco Corporation
                         STATEMENTS OF OPERATIONS

                                       Period
                                  November 23, 1994
                                 (inception) through        Year ended
                                  December 31, 1994      December 31, 1995
                                 -------------------    ------------------
Net sales                               $    -              $  58,566
Cost of sales                                -                 55,698
                                        ----------          ----------
Gross margin                                 -                  2,868
Operating expenses
  General and administrative                4,060             162,283
                                        ----------          ----------
Loss from operations                       (4,060)           (159,415)
                                        ----------          ----------
Other income (expenses)
  Interest expense                           -                 (2,462)
  Interest income                           1,090               6,735
                                        ----------          ----------
Total other income, net                     1,090               4,273
                                        ----------          ----------
Net loss                                $  (2,970)          $(155,142)
                                        ==========          ==========


The accompanying notes are an integral part of these statements.

                       The Colorado Taco Corporation
                    STATEMENTS OF STOCKHOLDER'S EQUITY
               For the period November 23, 1994 (inception)
               through December 31, 1994 and the year ended
                             December 31, 1995
                                  Common Stock       Accumulated
                               ------------------
                                Shares    Amount       deficit     Total
                               --------  --------    ----------- ---------
Balance November 23, 1994          -      $   -      $    -      $    -
Issuance of common stock        463,620    375,000        -       375,000
Net loss for the period
  November 23, 1994 (inception)
  through December 31, 1994        -          -        (2,970)     (2,970)
                             ---------- ----------  ----------  ----------
Balance December 31, 1994       463,620    375,000     (2,970)     372,030
Net loss for the year ended
  December 31, 1995                -          -      (155,142)   (155,142)
                             ---------- ----------  ----------  ----------
Balance December 31, 1995       463,620   $375,000  $(158,112)   $ 216,888
                             ========== ==========  ==========  ==========


The accompanying notes are an integral part of these statements.

                       The Colorado Taco Corporation
                         STATEMENTS OF CASH FLOWS
                                       Period
                                  November 23, 1994
                                 (inception) through        Year ended
                                  December 31, 1994      December 31, 1995
                                 -------------------     -----------------
Increase (decrease) in cash
  and cash equivalents

Cash flows from operating
  activities
    Net loss                            $  (2,970)         $ (155,142)
    Adjustments to reconcile
      net loss to net cash provided
      by (used in) operating activities:
        Depreciation and amortization       1,243              40,243
        Change in assets and liabilities
          Increase in inventories            -                 (3,764)
          Payment of loan costs              -                (11,748)
          Increase in accounts payable       -                 19,180
          Increase in other current
            liabilities                      -                 10,616
          Increase (decrease) related
            party payables                  2,817              (2,817)
          Increase in prepaid
            expenses                         -                 (4,615)
                                        ----------          ----------
        Net cash provided by (used in)
          operating activities              1,090            (108,047)
                                        ----------          ----------
Cash flows from investing activities
    Acquisition of property and equipment    -               (300,384)
    Payment of development rights            -                (82,500)
    Payment of organizational costs          -                   (114)
    Increase in deposits                     -                 (6,121)
                                        ----------          ----------
        Net cash used in investing
          activities                         -               (389,119)
                                        ----------          ----------
Cash flows from financing activities
    Proceeds from long-term debt             -                 244,414
    Proceeds from issuance of
      common stock                        375,000                  -
    Increase (decrease) in
      refunds payable                      25,000             (25,000)
    Decrease in related
      party payables                         -                (33,636)
                                        ----------          ----------
        Net cash provided by
          financing activities            400,000             185,778
                                        ----------          ----------
        Net increase (decrease) in cash
          and cash equivalents            401,090            (311,388)

Cash and cash equivalents at
  beginning of year                          -                401,090
                                        ----------          ----------
Cash and cash equivalents at
  end of year                           $ 401,090           $  89,702
                                        ==========          ==========

                       The Colorado Taco Corporation
                         STATEMENTS OF CASH FLOWS
                                (Continued)

                                       Period
                                  November 23, 1994
                                 (inception) through        Year ended
                                  December 31, 1994      December 31, 1995
                                 -------------------     -----------------

Cash paid during the year
  for interest                          $     -             $   2,462
                                        ==========          ==========

Noncash investing and financing activities:

Certain stockholders of the Company paid development rights of $30,000 on behalf of the Company in 1994. The $30,000 is presented in the balance sheet as development rights and as a related party payable as of December 31, 1994. Additionally, in 1994 leasehold improvements of $1,518 and organizational costs of $2,118 were paid by a related party (note H) and the related payable of $3,636 is included in related party payables as of December 31, 1994.

As of December 31, 1995, development rights of $75,000 and franchise fees of $37,500 have been accrued and are included in development and franchise fees payable in the balance sheet. Additionally, $845 of organizational costs, $225 of receivable-related party and $12,116 of leasehold improvements are included in accounts payable as of December 31, 1995.

The accompanying notes are an integral part of these statements.

                       The Colorado Taco Corporation
                       NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

1.   NATURE OF OPERATIONS

The Company, a Colorado corporation, is the franchisee of one ZuZu Handmade Mexican Food restaurant located in Denver, Colorado which opened in October 1995. Under the terms of a 1995 development agreement with the franchiser, the Company has the right and obligation to develop a total of twenty-five restaurants within the State of Colorado except for El Paso County, Boulder County, Larimer County and at Denver International Airport in Denver, Colorado (notes J and K).

Revenues of the Company are derived principally from the sale of freshly-prepared, authentic, handmade Mexican food and other products in quick-service restaurants under the mark ZuZu Mexican Food.

Effective December 31, 1995, under the terms of an agreement and plan of reorganization, 100% of the Company's outstanding common stock was acquired by Discovery Technologies, Inc. in exchange for 1,120,000 shares of common stock of Discovery Technologies, Inc., a public company (note
I).

2.   USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

4.   INVENTORIES

Inventories are stated at the lower of cost or market; cost is determined using the first-in, first-out method.

                       The Colorado Taco Corporation
                       NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

5.   PROPERTY, PLANT AND EQUIPMENT

Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, either five or seven years, using the straight-line method. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

6.   DEVELOPMENT RIGHTS, FRANCHISE FEES, ORGANIZATIONAL COSTS AND LOAN
     COSTS

Development rights and franchise fees paid to the franchisor (ZuZu Franchising Corporation) are stated at cost less amortization computed on the straight-line method principally over fifteen years. Organizational costs are stated at cost less amortization computed on the straight-line method principally over five years. Loan costs are stated at cost less amortization computed on the straight-line method, which approximates the interest method, over the life of the loan.

The franchise agreements have an initial term of ten years with an option by the franchisee to renew the franchise for an additional ten years subject to compliance with the franchise agreement's terms. Upon termination of the franchise agreement, all rights granted under the agreement shall terminate.

7.   INCOME TAXES

The Company follows the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Taxes are provided on all revenue and expense items included in the statement of operations, regardless of the period in which such items are recognized for income tax purposes, except for items representing a permanent difference between pretax accounting income and taxable income.

                       The Colorado Taco Corporation
                       NOTES TO FINANCIAL STATEMENTS

NOTE B - GOING CONCERN

The Company's continued existence as a going concern is ultimately dependent upon its ability to generate sufficient cash flows to meet operating requirements, debt service requirements and restaurant development obligations (notes A1, J and K). Management believes that its marketing plan will produce increased revenues in fiscal 1996 which will improve cash flow from operations. Additionally, the Company's parent, Discovery Technologies, Inc. (note I) plans to raise additional capital through a contemplated public offering of common stock in 1996 and interim financing through short-term financing prior to the public offering which will be used in part to support the operations and meet the commitments of the Company.

NOTE C - INVENTORIES

Inventories consist of the following as of December 31,:

                                             1994         1995
                                           --------     --------
Food items                                 $   -       $  1,617
Beverages                                      -            265
Finished products                              -            553
Other                                          -          1,329
                                           --------    --------
                                           $   -       $  3,764
                                           ========    ========

NOTE D - LONG-TERM DEBT

Long-term debt consists of the following as of December 31,:

                                               1994         1995
                                             --------     --------
$450,000 draw note payable to Heller
  First Capital, Corp., guaranteed by
  the U.S. Small Business Administration,
  four monthly interest only payments
  after first disbursement, principal and
  interest of $6,444 payable monthly
  thereafter, interest (11.25% as
  of December 31, 1995) adjusted monthly
  at 2.75% above lowest New York Prime,
  due November 2005, collateralized by
  equipment, machinery and inventory,
  guaranteed by certain stockholders       $  -              $244,414

     Less current maturities                  -               (34,332)
                                        ----------          ----------

                                           $  -              $210,082
                                        ==========          ==========

                       The Colorado Taco Corporation
                       NOTES TO FINANCIAL STATEMENTS

NOTE D - LONG-TERM DEBT - Continued

Aggregate maturities of long-term debt are as follows as of December 31, 1995:

      Year ending
      December 31,
      ------------
      1996                         $ 34,332
      1997                           56,550
      1998                           63,251
      1999                           70,745
      2000                           19,536
                                 ----------

      Total                        $244,414
                                 ==========

NOTE E - LEASES

The Company conducts its operations in leased facilities under a noncancelable operating lease expiring January 31, 2000. At the end of the lease term, the lease is renewable for additional periods of up to ten years. Additionally, certain signage is leased under a noncancelable operating lease expiring October 1, 2000. This lease has provisions which allow for the continuation of the lease at the option of the Company.

The minimum rental commitments under operating leases are as follows as of December 31, 1995:

      Year ending
      December 31,
      ------------

      1996                         $ 61,406
      1997                           61,406
      1998                           61,406
      1999                           61,406
      2000                            9,637
                                 ----------

      Total                        $255,261
                                 ==========

Rental expense for all operating leases for the period from November 23, 1994 (inception) through December 31, 1994 and for the year ended December 31, 1995 was $0 and $51,769, respectively.

                       The Colorado Taco Corporation
                       NOTES TO FINANCIAL STATEMENTS

NOTE F - INCOME TAXES

Deferred tax assets consist of the following as of December 31, 1994 and 1995:

                                                   1994          1995
                                                 --------      --------
      Deferred tax assets:
        Net operating loss                       $  -          $  4,430
        Leasehold improvements amortization           18          3,787
        Pre-opening cost, net of amortization      1,583         53,447
                                               ----------     ----------
                                                   1,601         61,664
          Less valuation allowance                (1,601)       (61,664)
                                               ----------     ----------
          Net deferred tax assets                $   -         $    -
                                               ==========     ==========

The Company has a net operating loss carryforward of $11,358 as of December 31, 1995 that expires in 2010.

NOTE G - FINANCIAL INSTRUMENTS

Included below is information about estimated fair values of financial instruments as required by FASB Statement 107. Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that statement and does not purport to represent the aggregate net fair value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

CASH AND CASH EQUIVALENTS

The balance sheet carrying amount approximates fair value because of the short maturity of these instruments.

LONG-TERM DEBT

It is the opinion of management that the carrying value of long-term debt approximates fair value.

                       The Colorado Taco Corporation
                       NOTES TO FINANCIAL STATEMENTS

NOTE H - RELATED PARTY TRANSACTIONS

The Chief Executive Officer and the President of the Company are each partners of D&D Enterprises, owner of 231,810 shares of the Company's common stock prior to the acquisition by Discovery Technologies, Inc. (Discovery) (note I). D&D Enterprises also owned 24.65% and the Chief Executive Officer owned individually 7.19% of Rocky Mountain Taco, Inc.'s common stock prior to the acquisition by Discovery. Rocky Mountain Taco, Inc. is a Colorado corporation and franchisee of four ZuZu Handmade Mexican Food restaurants in El Paso County and Boulder County, Colorado. D&D Enterprises had management contracts with both the Company and Rocky Mountain Taco, Inc. for management services performed by these individuals prior to December 31, 1995. For the year ended December 31, 1995, the Company paid D&D Enterprises $45,000 related to the management contract.

As of December 31, 1994, the Company had a payable to Rocky Mountain Taco, Inc. for $6,453 relating to certain of the Company's costs paid by Rocky Mountain Taco, Inc. The expenses included legal fees, architectural fees and lease expense. The Company also had a payable to the two officers discussed above for $30,000 as of December 31, 1994 relating to development fees paid by these individuals. As of December 31, 1995 the Company had a receivable from Rocky Mountain Taco, Inc. of $225 for legal fees paid by the Company for Rocky Mountain Taco, Inc.'s expense.

NOTE I - REORGANIZATION

Pursuant to the terms of an agreement and plan of reorganization made and entered into effective December 31, 1995, by and between the Company, Discovery Technologies, Inc., (Discovery) (a Kansas corporation) and Rocky Mountain Taco, Inc. (RMT), Discovery acquired all of the issued and outstanding shares of common stock of the Company and RMT in exchange for 2,800,000 shares of common stock of Discovery, split 1,120,000 shares to Company stockholders and 1,680,000 shares to RMT stockholders.

In connection with the reorganization, the Company's original 975,000 shares of common stock were reduced to 463,620 shares in a reverse stock split. All references to the number of common shares have been restated retroactively to reflect the reverse split.

                       The Colorado Taco Corporation
                       NOTES TO FINANCIAL STATEMENTS

NOTE I - REORGANIZATION - Continued

Additionally, a consent to reorganization agreement was entered into on April 30, 1996 (note K) whereby ZuZu Franchising Corporation (franchiser) approved of the acquisition. Terms of the consent to reorganization agreement provide for the payment by the Company, Discovery and RMT, to the franchiser of $75,000 of development rights and $45,000 of franchise fees, of which, all but $7,500 has been accrued by the Company as of December 31, 1995 with the remaining $7,500 accrued by RMT as of December 31, 1995.

NOTE J - COMMITMENTS

Under the terms of the development agreement discussed in note A1, the Company has the right and obligation to develop twenty-five restaurants within the geographic area and development period prescribed within the agreement.

Failure by the Company to adhere to the development schedule set forth in the agreement shall constitute a material event of default under the agreement which could result in automatic termination of all rights granted therein. However, no default under the agreement shall constitute a default under any franchise agreement between the parties unless the default is also a default under the terms of such franchise agreement.

NOTE K - SUBSEQUENT EVENTS

As part of the consent to reorganization agreement discussed in note I, the parties also agreed to the following:

     - Payment of the development rights and franchise fees of $120,000 discussed in note I will be made pursuant to a promissory note issued in favor of the franchiser in the principal amount of $120,000 and dated April 30, 1996 with Discovery, RMT and the Company as co-makers of the note. The note is due September 1, 1996 with interest payable monthly at 8.25%.

     - Extension of the development schedules in the development agreements of RMT and the Company (note J) to include the development of thirty-one restaurants by the Company and RMT through December 31, 1998.

DISCOVERY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
UNAUDITED

                                HISTORICAL
                     --------------------------------
                       ROCKY       THE     DISCOVERY     PRO        PRO
                     MOUNTAIN   COLORADO    TECHNO-     FORMA      FORMA
                       TACO,      TACO      LOGIES     ADJUST-    COMBINED
                       INC.       CORP.                 MENTS
ASSETS

CURRENT ASSETS:
Cash and cash
  equivalents       $  41,577     89,702        316      (316)    131,279
Receivables                 0        225     37,959   (37,959)        225
Unbilled Receivables        0          0      3,183    (3,183)          0
Inventories            10,355      3,764          0          0     14,119
Notes Receivable            0          0    200,000  (200,000)          0
Other Assets                0          0      5,467    (5,467)          0
Prepaid expense         2,278      4,615          0          0      6,893
                   ---------- ---------- ---------- ---------- ----------
Total current
  assets               54,210     98,306    246,925  (246,925)    152,516
                   ---------- ---------- ---------- ---------- ----------

PROPERTY AND EQUIPMENT, AT COST
Leasehold
  improvements        362,011    243,296          0          0    605,307
Furniture and
   fixtures            38,445      6,679     40,106   (40,106)     45,124
Equipment             305,172     64,043          0          0    369,215
                   ---------- ---------- ---------- ---------- ----------
                      705,628    314,018     40,106   (40,106)  1,019,646
Less accumulated
  depreciation and
  amortization        113,244     25,864          0          0    139,108
                   ---------- ---------- ---------- ---------- ----------
                      592,384    288,154     40,106   (40,106)    880,538
                   ---------- ---------- ---------- ---------- ----------
OTHER ASSETS
Franchise fees -
  at cost, less
  accumulated amort    34,667     35,042          0          0     69,709
Development rights -
  at cost,
  less accumulated
  amort                65,000    174,875          0          0    239,875
Organizational costs -
  at cost, less
  accumulated amort     5,795      2,636          0          0      8,431
Loan costs -
  at cost, less
  accumulated amort         0     11,650          0          0     11,650
Deposits               42,746      6,121          0          0     48,867
Prepaid expenses       11,502          0          0          0     11,502
                   ---------- ---------- ---------- ---------- ----------
                      159,710    230,324          0          0    390,034
                   ---------- ---------- ---------- ---------- ----------
Total assets         $806,304   $616,784   $287,031 ($287,031) $1,423,088
                   ========== ========== ========== ========== ==========

LIABILITIES AND STOCK HOLDERS' EQUITY
DISCOVERY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
UNAUDITED
(CONTINUED)

CURRENT LIABILITIES
Current maturities of
  long-term debt      $32,359     34,332    211,924  (211,924)     66,691
Current portion of
  leases payable       37,015          0          0          0     37,015
Note payable           30,000          0     97,362   (97,362)     30,000
Accounts payable       86,505     32,366    211,282  (159,282)    170,871
Salaries                8,903          0          0          0      8,903
Development and
  franchise fees
  payable              15,000    112,500          0          0    127,500
Royalties                   0          0          0          0          0
Related Party Payable     225          0          0          0        225
Accrued liabilities         0          0    237,822  (237,822)          0
Other                   6,765     10,616          0          0     17,381
                   ---------- ---------- ---------- ---------- ----------
Total current
  liabilities         216,772    189,814    758,390  (706,390)    458,586
                   ---------- ---------- ---------- ---------- ----------
LONG-TERM DEBT,
  less current
  maturities          259,100    210,082      5,742    (5,742)    469,182
                   ---------- ---------- ---------- ---------- ----------
LEASES PAYABLE,
  less current
  portion             159,036          0          0          0    159,036
                   ---------- ---------- ---------- ---------- ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock          555,000    375,000    774,221  1,743,779  3,448,000
Contributed Capital         0          0    170,140  (170,140)          0
Discount on
  Common Stock                                     (2,570,000)(2,570,000)
Accumulated
  deficit           (383,604)  (158,112)(1,421,462)  1,421,462  (541,716)
                   ---------- ---------- ---------- ---------- ----------
                      171,396    216,888  (477,101)    425,101    336,284
                   ---------- ---------- ---------- ---------- ----------
Total liabilities
  and stockholders'
  equity             $806,304   $616,784   $287,031 $(287,031) $1,423,088
                   ========== ========== ========== ========== ==========

DISCOVERY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

                                HISTORICAL
                     --------------------------------
                       ROCKY       THE     DISCOVERY     PRO        PRO
                     MOUNTAIN   COLORADO    TECHNO-     FORMA      FORMA
                       TACO,      TACO      LOGIES     ADJUST-    COMBINED
                       INC.       CORP.                 MENTS

Net sales          $ 951,487     58,566    483,604   (483,604)  1,010,053
Cost of sales         771,658     55,698          0          0    827,356
                   ---------- ---------- ---------- ---------- ----------
Gross margin          179,829      2,868    483,604  (483,604)    182,697

Operating expenses -
  General and
  administrative      415,047    162,283  1,009,230(1,009,230)    577,330
                   ---------- ---------- ---------- ---------- ----------
Profit/Loss
  from operations   (235,218)  (159,415)  (525,626)    525,626  (394,633)
                   ---------- ---------- ---------- ---------- ----------
Other income (expenses)
     Interest income      269      6,735      5,283    (5,283)      7,004
     Interest expense(50,179)    (2,462)   (34,107)     34,107   (52,641)
     Gain on sale
       of fixed asset       0          0      (732)        732          0
                   ---------- ---------- ---------- ---------- ----------
Total other income
  (expenses), net    (49,910)      4,273   (29,556)     29,556   (45,637)
                   ---------- ---------- ---------- ---------- ----------
Provision (Benefit)
  for income taxes                          (1,600)      1,600          0
Net loss            (285,128)  (155,142)  (556,782)    556,782  (440,270)
                   ========== ========== ========== ========== ==========

DISCOVERY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

                                HISTORICAL
                     --------------------------------
                       ROCKY       THE     DISCOVERY     PRO        PRO
                     MOUNTAIN   COLORADO    TECHNO-     FORMA      FORMA
                       TACO,      TACO      LOGIES     ADJUST-    COMBINED
                       INC.       CORP.                 MENTS

Increase (decrease)
  in cash and cash
  equivalents

Cash flows from
operating activities
 Net loss           (285,128)  (155,142)  (556,782)   556,782   (440,270)
 Adjustments to
  reconcile net loss
  to net cash
   Depreciation and
    amortization      97,072     40,243     32,422    (32,422)   137,315
   Allowance for
    doubtful
    accounts               0          0    (10,000)    10,000          0
   Gain on sale of
    property and
    equipment              0          0        732       (732)         0
   Change in assets
    and liabilities
   Increase in
    inventories       (5,351)    (3,764)    22,500    (22,500)    (9,115)
   Increase in
    prepaid expenses  (5,014)    (4,615)    18,201    (18,201)    (9,629)
   Payment of loan
    costs                  0    (11,748)                         (11,748)
   Increase in
    accounts payable  (1,155)    19,180     48,993    (48,993)    18,025
   Increase (decrease)
    in related party
    payables               0     (2,817)                          (2,817)
   Accounts Receivable                      44,435    (44,435)         0
   Unbilled receivables                    232,966   (232,966)         0
   Other assets                             29,161    (29,161)         0
   Increase in accrued
    & other liabilities  494     10,616    274,236   (274,236)    11,110
                   ---------- ---------- ---------- ---------- ----------
      Net cash provided
        by (used in)
        operating
        activities  (199,082)  (108,047)   136,864   (136,864)  (307,129)
                   ---------- ---------- ---------- ---------- ----------

DISCOVERY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED
(CONTINUED)

Cash flows from investing activities
 Loans from officers
  and affiliates                           156,169   (156,169)         0
 Payment to officers
  and affiliates                          (238,696)   238,696          0
 Payments on long
  term debt                                (55,074)    55,074          0
 Acquisition of
  property and
  equipment         (207,538)  (300,384)         0          0   (507,922)
 Payments of
  franchise fees           0          0          0          0          0
 Payments of
  development
  rights                   0    (82,500)         0          0    (82,500)
 Payments of
  organizational
  costs               (1,767)      (114)         0          0     (1,881)
 (Increase) decrease
  in related
  party receivable     6,453          0          0          0      6,453
 Increase in accounts
  payable            (28,893)    (6,121)         0          0    (35,014)
                   ---------- ---------- ---------- ---------- ----------
      Net cash used
      in investing
      activities    (231,745)  (389,119)  (137,601)   137,601   (620,864)
                   ---------- ---------- ---------- ---------- ----------
Cash flows from
financing activities
 Proceeds on
  long-term debt     277,754    244,414    244,414   (244,414)   522,168
 Principal payments
  on long-term debt  (19,679)         0          0          0    (19,679)
 Proceeds from
  note payable        30,000          0          0          0     30,000
 Principal payments
  on capital leases  (18,431)         0          0          0    (18,431)
 Proceeds from issuance
  of common stock    155,000          0          0          0    155,000
 Changes in related
  party payables           0    (33,636)   (33,636)    33,636    (33,636)
 Changes in refunded
  payables                 0    (25,000)   (25,000)    25,000    (25,000)
                   ---------- ---------- ---------- ---------- ----------
      Net cash provided
      by financing
      activities     424,644    185,778          0          0    610,422
                   ---------- ---------- ---------- ---------- ----------
      Net increase
      (decrease) in
      cash and
      cash equivs.    (6,183)  (311,388)      (737)       737   (317,571)

Cash and cash
 equivalents at
 beginning of
 period               47,760    401,090      1,053     (1,053)   448,850
                   ---------- ---------- ---------- ---------- ----------

DISCOVERY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED
(CONTINUED)

Cash and cash
 equivalents at
 end of period        41,577     89,702        316       (316)   131,279
                   ---------- ---------- ---------- ---------- ----------
Cash paid during
 the year for
 interest             48,375      2,462     12,177    (12,177)    50,837
                   ---------- ---------- ---------- ---------- ----------

DISCOVERY TECHNOLOGIES, INC. (DTI) AND ZUZU (REGISTERED) - COLORADO
-------------------------------------------------------------------

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following is a description of the pro forma adjustments that have been made:

(a) Accounts Payable adjusted $52,000 to reflect exercise of warrants on behalf of IFS.

              INDEPENDENT AUDIT OF ROCKY MOUNTAIN TACO, INC.
              ----------------------------------------------
             AND THE COLORADO TACO CORPORATION (COLLECTIVELY)
             ------------------------------------------------
                              ZUZU - COLORADO
                              ---------------

The following consolidated financial information is based solely on audited financial statements for year ended December 31, 1995 of Rocky Mountain Taco, Inc. and the Colorado Taco Corporation. Please referenced the attached independent auditors report and notes to the above referenced financial statements provided by Grant Thornton LLP.

DISCOVERY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

                                 DEC. 31, 1995  DEC. 31, 1995
                                     ROCKY        COLORADO    CONSOLIDATED
                                   MOUNTAIN         TACO
                                     TACO           CORP.

Net sales                          $ 951,487        58,566     1,010,053
Cost of sales                        771,658        55,698       827,356
                                   ----------    ----------    ----------
Gross margin                         179,829         2,868       182,697
Operating expenses -
  General and
  administrative                     415,047       162,283       577,330
                                   ----------    ----------    ----------
Profit/Loss from operations         (235,218)     (159,415)     (394,633)
                                   ----------    ----------    ----------
Other income (expenses)
     Interest income                     269         6,735         7,004
     Interest expense                (50,179)       (2,462)      (52,641)
                                   ----------    ----------    ----------
Total other expenses, net            (49,910)        4,273       (45,637)
                                   ----------    ----------    ----------
Net income (loss)                   (285,128)     (155,142)     (440,270)
                                   ==========    ==========    ==========

DISCOVERY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

                                 DEC. 31, 1995  DEC. 31, 1995
                                     ROCKY        COLORADO    CONSOLIDATED
                                   MOUNTAIN         TACO
                                     TACO           CORP.

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents         $ 41,577        89,702       131,279
  Inventories                         10,355         3,764        14,119
  Prepaid expense                      2,278         4,615         6,893
                                   ----------    ----------    ----------
Total current assets                  54,210        98,081       152,291
                                   ----------    ----------    ----------

PROPERTY AND EQUIPMENT, AT COST
  Leasehold improvements             362,011       243,296       605,307
  Furniture and fixtures              38,445         6,679        45,124
  Equipment                          305,172        64,043       369,215
                                   ----------    ----------    ----------
                                     705,628       314,018     1,019,646
Less accumulated depreciation
  and amortization                   113,244        25,864       139,108
                                   ----------    ----------    ----------
                                     592,384       288,154       880,538

OTHER ASSETS
  Franchise fees - at cost,
    less accumulated amort            34,667        35,042        69,709
  Development rights - at cost,
    less accumulated amort            65,000       174,875       239,875
  Organizational costs - at cost,
    less accumulated amort             5,795         2,636         8,431
  Loan costs - at cost,
    less accumulated amort                 0        11,650        11,650
  Deposits                            42,746         6,121        48,867
  Prepaid expenses                    11,502             0        11,502
                                   ----------    ----------    ----------
                                     159,710       230,324       390,034
                                   ----------    ----------    ----------
Total assets                        $806,304      $616,559    $1,422,863
                                   ==========    ==========   ===========

DISCOVERY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)

                                 DEC. 31, 1995  DEC. 31, 1995
                                     ROCKY        COLORADO    CONSOLIDATED
                                   MOUNTAIN         TACO
                                     TACO           CORP.

LIABILITIES AND STOCK HOLDERS' EQUITY

CURRENT LIABILITIES
  Current maturities of
    long-term debt                   $32,359         34,332       66,691
  Current portion of leases
    payable                           37,015             0        37,015
  Note payable                        30,000              0       30,000
  Accounts payable                    86,505        32,366       170,871
  Salaries                             8,903             0         8,903
  Development and franchise
    fees payable                      15,000       112,500       127,500
  Royalties                                0             0             0
  Other                                6,765        10,616        17,381
                                   ----------    ----------    ----------
Total current liabilities            216,547       189,814       458,361
                                   ----------    ----------    ----------

LONG-TERM DEBT,
  less current maturities             259,100      210,082       469,182
                                   ----------    ----------    ----------

LEASES PAYABLE,
  less current portion               159,036             0       159,036
                                   ----------    ----------    ----------

COMMITMENTS AND CONTINGENCIES              0             0             0
                                   ----------    ----------    ----------

STOCKHOLDERS' EQUITY
Preferred stock, authorized,
  1,000,000 shares of $0.01
  par value issuable in series,
  none issued                                                          0

Common stock - authorized,
  40,000,000 shares of $1                                              0
                                      555,000      375,000       930,000
Discount on common stock                                               0
Accumulated deficit                 (383,604)     (158,112)     (541,716)
                                   ----------    ----------    ----------
                                     171,396       216,888       388,284
                                   ----------    ----------    ----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                $806,079      $616,784    $1,422,863
                                   ==========    ==========   ===========

DISCOVERY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW

                                 DEC. 31, 1995  DEC. 31, 1995
                                     ROCKY        COLORADO    CONSOLIDATED
                                   MOUNTAIN         TACO
                                     TACO           CORP.

Increase (decrease) in cash
  and cash equivalents

Cash flows from operating
activities
  Net loss                          (285,128)     (155,142)     (440,270)
  Adjustments to reconcile
    net loss to net cash
  Depreciation and amortization       97,072        40,243       137,315
  Change in assets and liabilities
    Increase in inventories           (5,351)       (3,764)       (9,115)
    Increase in prepaid expenses      (5,014)       (4,615)       (9,629)
    Payment of loan costs                          (11,748)      (11,748)
    Increase in accounts payable      (1,155)       19,180        18,025
    Increase in accrued & other
      liabilities                        494        10,616        11,110
                                   ----------    ----------    ----------
  Net cash provided by
   (used in) operating
   activities                       (199,082)     (105,230)     (304,312)
                                   ----------    ----------    ----------
Cash flows from investing
 activities
  Acquisition of property
   and equipment                    (207,538)     (300,384)     (507,922)
  Payments of franchise
   fees                                                                0
  Payments of development
   rights                                          (82,500)      (82,500)
  Payments of organiza-
   tional costs                       (1,767)         (114)       (1,881)
  Increase in deposits               (28,893)       (6,121)      (35,014)
                                   ----------    ----------    ----------
    Net cash used in
     investing activities           (238,198)     (389,119)     (627,317)
                                   ----------    ----------    ----------
Cash flows from financing
 activities
  Proceeds on long-
   term debt                         277,754       244,414       522,168
  Principal payments
   on long-term debt                 (19,679)                    (19,679)
  Proceeds from note
   payable                            30,000                      30,000
  Principal payments
   on capital leases                 (18,431)                    (18,431)
  Proceeds from issuance
   of common stock                    155,000                    155,000
  Changes in related
   party payables                                  (33,636)      (33,636)
  Changes in refunded
   payables                                        (25,000)      (25,000)
                                   ----------    ----------    ----------

DISCOVERY TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(CONTINUED)

    Net cash provided by
     financing activities            424,644       185,778       610,422
                                   ----------    ----------    ----------
    Net increase (decrease)
     in cash and cash
     equivs.                         (12,636)     (308,571)     (321,207)
Cash and cash equivalents
  at beginning of period              47,760       401,090       448,850
                                   ----------    ----------    ----------
Cash and cash equivalents
  at end of period                    41,577        89,702       131,279
                                   ----------    ----------    ----------
Cash paid during the year
  for interest                        48,375         2,462        50,837
                                   ----------    ----------    ----------

                                 SIGNATURE

     Pursuant to the requirements of the securities exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DISCOVERY TECHNOLOGIES, INC.



Date:  October 30, 1996                 By:
      ---------------------                  -----------------------
                                             D. William Hill, Chief
                                             Executive Officer